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                                                                    Exhibit 16.1



                        [LETTERHEAD ARTHUR ANDERSEN LLP]


                                December 3, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Davel Communications Group, Inc.
      File No. 0-22610

Dear Sir/Madam,

      We have read paragraphs 2, 3 and 4 of Item 4 included in the Form 8-K, dated December 3, 2001, of Davel Communications, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                    Very truly yours,

                                                    ARTHUR ANDERSEN LLP

                                                    By: /s/ Michael H. Blount